UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) —April 2, 2013

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 East Wacker Drive, Suite 2400 Chicago, Illinois		60601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 827-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 5, 2013, Envestnet, Inc. (“Envestnet”) issued a press release reporting that it has delayed the filing of its Annual Report on Form 10-K for the year ended December 31, 2012 beyond the April 2, 2013 extended filing due date. As Envestnet indicated in its April 3, 2013 Current Report on Form 8-K, on April 2, 2013 its Audit Committee engaged KPMG LLP to re-audit Envestnet’s financial statements for the year ended December 31, 2010 as a result of independence concerns with its prior auditor. Envestnet previously had engaged KPMG LLP to audit Envestnet’s financial statements for the year ended December 31, 2012 and to re-audit Envestnet’s financial statements for the year ended December 31, 2011 as a result of the same concerns.

As a result of the filing delay, Envestnet received a letter from the New York Stock Exchange (the “NYSE”) notifying Envestnet that it was not currently in compliance with the NYSE’s continued listing requirements under the timely filing criteria set forth in Section 802.01E of the NYSE Listed Company Manual. Such notices are routinely issued by the NYSE in situations when there are late filings with the Securities and Exchange Commission. On April 3, 2013, Envestnet informed the NYSE that Envestnet is working diligently to complete the 2012 Form 10-K.

Under NYSE rules, Envestnet has six months from April 2, 2013, subject to ongoing evaluation, to file its Form 10-K. Until Envestnet files its Form 10-K, its common stock will remain listed on the NYSE under the symbol “ENV,” but will be assigned an “LF” indicator to signify late filing status. Envestnet can regain compliance with the NYSE listing standards at any time during this six-month period once it files its Form 10-K with the SEC. If Envestnet fails to file its annual report within such six-month period, the NYSE may, in its sole discretion, allow Envestnet’s common stock to trade for up to an additional six months depending on specific circumstances as outlined in the rule. It is expected that Envestnet would need to submit an official request to the NYSE for the NYSE’s consideration at the appropriate time.

Although Envestnet is working diligently to complete the 2012 Form 10-K and currently expects to complete and file the 2012 Form 10-K within six months of its due date, no assurance can be given that the 2012 Form 10-K will be filed within such period, or that the NYSE would allow Envestnet’s securities to trade for up to an additional six months.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated April 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVESTNET, INC.

By:	/s/ Peter D’Arrigo
Peter D’Arrigo
Chief Financial Officer

Date: April 5, 2013